Registration No. 333-_______
      As filed with the Securities and Exchange Commission on June 30, 2003
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         PHARMACEUTICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      22-3122182
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


       ONE RAM RIDGE ROAD
     SPRING VALLEY, NEW YORK                                 10977
(Address of principal executive offices)                   (Zip Code)

             AMENDED AND RESTATED 1997 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

             KENNETH I. SAWYER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         PHARMACEUTICAL RESOURCES, INC.
                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                     (Name and address of agent for service)
                                 (845) 425-7100
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            STEPHEN R. CONNONI, ESQ.
                           STEPHEN A. OLLENDORFF, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                              599 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10022-6030
                                 (212) 536-3900

                         CALCULATION OF REGISTRATION FEE

================================================================================
      TITLE OF                         PROPOSED       PROPOSED        AMOUNT OF
     SECURITIES       AMOUNT TO BE     MAXIMUM         MAXIMUM      REGISTRATION
  TO BE REGISTERED    REGISTERED(1) OFFERING PRICE    AGGREGATE        FEE(3)
                                     PER SHARE(2)  OFFERING PRICE

--------------------------------------------------------------------------------

Common Stock, par         13,000      $28.79(2)        $374,270         $30.28
value $0.01 per share    137,000      $49.07(2)      $6,722,590        $543.86

================================================================================

      (1) 500,000 shares of Common Stock were registered on November 28, 1998 in respect of the 1997 Directors Stock Option Plan. The above fee is for the registration of the additional 150,000 shares of Common Stock covered by this Registration Statement.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: (i) in the case of 13,000 shares of Common Stock that may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the per-share exercise price of such options of $28.79; and (ii) in the case of shares of Common Stock for which options have not been granted, and the option price is therefore presently unknown, on the basis of the average of the high and low sales prices for the Common Stock of Pharmaceutical Resources, Inc. (the "Registrant"), as reported on The New York Stock Exchange on June 26, 2003 ($49.07).

      (3) The entire registration fee is being paid via an offset of a registration fee previously paid by the Registrant in connection with its Registration Statement on Form S-3 initially filed on December 5, 2001 (File Number 333-74606) and withdrawn on June 20, 2002 ($5,923.43 of such amount remains available for further credit following the filing of this Registration Statement).

--------------------------------------------------------------------------------


                                      EXPLANATORY NOTE

      This Registration Statement is being filed to register an additional 150,000 shares of the Registrant's Common Stock as a result of an increase in the number of shares of Common Stock issuable under the Pharmaceutical Resources, Inc. Amended and Restated 1997 Directors' Stock Option Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on November 25, 1998 (File No. 333-67949) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.




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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


    EXHIBIT NO.   DESCRIPTION
    -----------   -----------

      4.1 Pharmaceutical Resources, Inc. Amended and Restated 1997 Directors' Stock Option Plan.

      5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

      23.1 Consent of Deloitte and Touche LLP, independent certified public accountants for the Registrant.

      23.2 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

      24.1 Power of Attorney (included on the signature page to this Registration Statement)




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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town on Spring Valley, State of New York, on this 30th day of June, 2003.


                                       PHARMACEUTICAL RESOURCES, INC.


                                       By: /s/ Kenneth I. Sawyer
                                          --------------------------------------

                                          Kenneth I. Sawyer
                                          President, Chairman and
                                          Chief Executive Officer

      We, the undersigned directors and officers of Pharmaceutical Resources, Inc., do hereby constitute and appoint, Kenneth I. Sawyer and Dennis J. O'Connor, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

           Signature                    Capacity                       Date
           ---------                    --------                       ----

/s/ Kenneth I Sawyer           President, Chairman and        June 30, 2003
------------------------       Chief Executive Officer
Kenneth I. Sawyer


/s/ Dennis J. O'Connor         Vice President, Chief          June 30, 2003
------------------------       Financial Officer and
Dennis J. O'Connor             Secretary (Principal
                               Financial and Accounting
                               Officer)


/s/ John D. Abernathy          Director                       June 30, 2003
------------------------
John D. Abernathy

/s/ Mark Auerbach              Director                       June 30, 2003
------------------------
Mark Auerbach


/s Arie Gutman                 Director                       June 30, 2003
------------------------
Arie Gutman



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


/s/ Peter S. Knight            Director                       June 30, 2003
------------------------
Peter S. Knight


/s/ Ronald M. Nordmann         Director                       June 30, 2003
------------------------
Ronald M. Nordmann


/s/ Scott L. Tarriff           Director                       June 30, 2003
------------------------
Scott L. Tarriff









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